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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2002

TMP Worldwide Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571 (Commission File Number)	13-3906555 (IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (212) 351-7000

None.
(Former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

        On August 6, 2002, TMP Worldwide Inc. (the "Company") announced its results of operations for the six months ended June 30, 2002. In addition, the Company announced that James J. Treacy, President and Chief Operating of the Company, would be leaving the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements.
None.
(b)	Pro Forma Financial Information.
None.
(c)	Exhibits
	10.1	Employment Agreement and General Release, dated as of August 6, 2002, by and between the Company and James J. Treacy.
	99.1	Press Release of the Company issued on August 6, 2002 relating to the Company's second quarter earnings.
	99.2	Press Release of the Company issued on August 6, 2002 relating to James J. Treacy.

        (All other items on this report are inapplicable.)

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TMP WORLDWIDE INC. (Registrant)
By:	/s/ MICHAEL SILECK Michael Sileck Chief Financial Officer

Dated: August 7, 2002

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SIGNATURES